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                                                                     Exhibit 2.3

                                Lynne M. Geyser
                                Attorney at Law



                                                                   P.O. Box 4715
                                                     San Clemente, Ca 92674-4715
                                                              Phone 949-498-8061
                                                   24 Hour Phone 1-500-488-Legal
                                                                Fax 949-498-7772

January 6, 1999                              VIA FAX: (806) 747-0514

Patrick C. Simek, Esq.
1812 Broadway
Lubbock, TX 79401

Re: Millennia Purchase - Quaker Car Wash, Inc.
    ------------------------------------------

Dear Patrick:

In accordance with Steve Prior's discussion with you earlier this week, I understand that there is agreement to amend the escrow as follows:

IN CONSIDERATION of the mutual promises of the parties, Buyer and Seller agree as follows:

1. As between Buyer and Seller, Buyer has the option, but not the obligation, to assign all or any part of its interest in the Agreement as amended, and the escrow for the consummation thereof, to American Wash Services, Incorporated, and/or any successor corporation thereto.
________________

2. Other than as set forth herein, there are no other changes to the terms and conditions of the escrow.

Thank you for your cooperation throughout this transaction. If you have any questions please do not hesitate to contact me. Please sign below to indicate your acceptance of this amendment. Please FedEx three copies with your original signatures to the Millennia home office and fax one copy to me at (949) 498-7772 and one to Millennia at (760) 635-0578.

Very truly yours,



/s/ Lynne M. Geyser
Lynne M. Geyser
Senior General Counsel
Millennia Car Wash, LLC



APPROVED AND ACCEPTED:
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Patrick Simek, Esq.
January 6, 1999
Page 2


Quaker Car Wash, Inc.
a Texas corporation "Seller"



By:  /s/ Patrick C. Simek
   -------------------------------------------------
     Patrick C. Simek
     President



Millennia Car Wash, LLC
a Delaware limited liability company "Buyer"



by:  /s/ Russell B. Geyser
   -------------------------------------------------
     Russell B. Geyser
     Chairman and CEO